UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-402-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On November 19, 2008, athenahealth, Inc. (the “Company”) resolved its sole existing material litigation by entering into a settlement agreement (the “Settlement Agreement”) with Billingnetwork Patent, Inc. (“Billingnetwork”), which ended the patent litigation that has been pending before the United States District Court for the Middle District of Florida (Case No. 8:05-CV-205-T-17TGW the “Litigation”). In the Litigation, Billingnetwork alleged infringement by the Company of Billingnetwork’s patent issued in 2002 entitled “Integrated Internet Facilitated Billing, Data Processing and Communications System” (U.S. Patent No. 6,374,229). The terms of the Settlement Agreement are confidential, but the terms of the Settlement Agreement will not have a material adverse effect on the Company’s business, financial condition, or operating results. The Company will record a one-time charge in its financial statements related to this Settlement Agreement for the quarter ending December 31, 2008.

The Litigation originally commenced in 2005. The Settlement Agreement was entered into to avoid further litigation risks and expenses, and provided for, among other things, a complete and final settlement of all claims between the parties and for certain releases, covenants not to sue, and a license with respect to the claims of the patent to sell and provide the Company’s services. The Settlement Agreement also provides for the parties to dismiss their respective claims in the Litigation with prejudice, and a stipulation of dismissal was filed by the parties with the United States District Court for the Middle District of Florida on November 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

November 21, 2008	/s/ CARL B. BYERS
(Date)	Carl B. Byers
SVP, CFO and Treasurer